UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2016

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As reported in Item 5.07 of this Current Report on Form 8-K, the shareholders of American Financial Group, Inc. (the "Company"), at its annual meeting of shareholders held on May 17, 2016, approved the Senior Executive Long Term Incentive Compensation Plan (the "Plan").  A summary of the Plan (the "Plan") was included as Proposal No. 4 contained on pages 11-13 of the Company's 2016 proxy statement (the "Proxy Statement") filed with the Securities and Exchange Commission on April 1, 2016, and the summary is qualified in its entirety by reference to the full text of the Plan, which was filed as Appendix A to the Proxy Statement.  The summary of the Plan and the full text of the Plan are incorporated by reference into this Current Report on Form 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of shareholders on May 17, 2016.  The voting results on the proposals considered at the annual meeting are set forth below:
1.	Elect 11 directors.
	For	Withheld	Broker Non-Votes
Carl H. Lindner III	69,782,779	4,586,329	5,231,366
S. Craig Lindner	69,781,668	4,587,440	5,231,366
Kenneth C. Ambrecht	68,664,037	5,705,071	5,231,366
John B. Berding	63,415,334	10,953,774	5,231,366
Joseph E. (Jeff) Consolino	62,368,206	12,000,902	5,231,366
Virginia C. Drosos	60,151,038	14,218,070	5,231,366
James E. Evans	63,232,930	11,136,178	5,231,366
Terry S. Jacobs	68,980,443	5,388,665	5,231,366
Gregory G. Joseph	72,587,743	1,781,365	5,231,366
William W. Verity	64,220,464	10,148,644	5,231,366
John I. Von Lehman	71,519,132	2,849,976	5,231,366
2.	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016.
For	Against	Abstain
78,937,199	587,026	76,249
3.	Approve, on an advisory basis, compensation of our named executive officers.
For	Against	Abstain	Broker Non-Votes
61,794,536	12,427,918	146,654	5,231,366
4.	Approve the Senior Executive Long Term Incentive Compensation Plan.
For	Against	Abstain	Broker Non-Votes
66,187,654	8,037,781	143,673	5,231,366

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 18, 2016	AMERICAN FINANCIAL GROUP, INC. By: /s/ Mark A. Weiss Mark A. Weiss Vice President